Exhibit 99.1

Digital River Announces Second Quarter 2010 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--July 28, 2010--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its second quarter financial results.

Second Quarter Ended June 30, 2010
GAAP Results
Second quarter revenue totaled $81.8 million, compared to $96.6 million during the same period in 2009.

Second quarter GAAP net loss was $2.5 million, or $0.07 per share. This compared to GAAP net income of $11.8 million, or $0.31 per diluted share, in the second quarter of 2009. These results, which were better than management’s second quarter guidance for a net loss of $0.12 per share, reflect a one-time restructuring charge of approximately $2 million, primarily related to a reduction in workforce.

Non-GAAP Results
Second quarter non-GAAP net income was $3.0 million, or $0.08 per diluted share. This compared to non-GAAP net income of $15.8 million, or $0.42 per diluted share, in the second quarter of 2009. These results exceeded management’s second quarter earnings guidance of $0.05 per diluted share.

Non-GAAP net income is computed by starting with GAAP pre-tax income (loss) as reported on the company’s statement of operations, then adding back amortization of acquisition-related intangibles, stock-based compensation expense and one-time restructuring costs, to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“In the second quarter, we continued to close new business with industry leading brands and expanded our partnerships with some strategic clients,” said Joel Ronning, Digital River’s CEO. “Looking into the back half of 2010 and beyond, we remain encouraged by our growing opportunities in the software, consumer electronics and games markets and expect to enter 2011 with an even stronger growth profile.”

2010 Third Quarter Guidance
Forward-looking guidance for the quarter ending September 30, 2010, is as follows:

  Total revenue of approximately $77.6 million;
  GAAP net loss per share of about $0.02, assuming a 6 percent tax rate; and
  Non-GAAP diluted net income per share of $0.13, assuming a 27 percent tax rate.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss second quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed at http://www.digitalriver.com/investorrelations/. Alternatively, a live broadcast of the call may be heard by using conference ID # 86713298 and dialing (877) 303-3145 inside the United States or Canada, or by calling +1 (408) 427-3861 from international locations. A webcast replay of the call will be archived on Digital River’s corporate website.

About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website or call +1 952-253-1234.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, or performance or achievements of the company, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; our ability to manage costs in light of the loss of a major customer; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2009. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent report on Form 10-K as it may be amended from time-to-time.

The forward-looking statements regarding third quarter 2010 reflect Digital River’s expectations as of July 28, 2010. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets
	June 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$311,787	$392,704
Short-term investments	36,739	15,228
Accounts receivable, net	37,603	50,657
Deferred income taxes	9,895	9,901
Prepaid expenses and other	12,500	14,899
Total current assets	408,524	483,389
Property and equipment, net	52,438	54,343
Goodwill	264,340	279,538
Intangible assets, net	26,724	25,605
Long-term investments	105,526	119,581
Deferred income taxes	22,600	22,416
Other assets	766	770
Total assets	$880,918	$985,642
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$131,557	$192,301
Accrued payroll	12,149	16,131
Deferred revenue	16,909	17,879
Accrued acquisition liabilities	615	2,001
Other accrued liabilities	27,052	38,801
Total current liabilities	188,282	267,113
Non-current liabilities
Convertible senior notes	8,805	8,805
Other liabilities	17,954	15,505
Total non-current liabilities	26,759	24,310
Total liabilities	215,041	291,423
Stockholders' equity
Common stock	460	449
Treasury stock	(219,999)	(216,880)
Additional paid-in capital	665,773	653,956
Retained earnings	243,354	238,867
Accumulated other comprehensive income (loss)	(23,711)	17,827
Stockholders' equity	665,877	694,219
Total liabilities and stockholders' equity	$880,918	$985,642

Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenue	$81,832	$96,564	$180,558	$199,495
Costs and expenses:
Direct cost of services	4,356	3,951	8,993	7,893
Network and infrastructure	12,118	10,963	23,550	21,276
Sales and marketing	36,159	39,189	77,209	77,636
Product research and development	16,221	13,136	31,910	25,471
General and administrative	10,766	9,832	21,595	18,961
Depreciation and amortization	6,095	4,629	11,576	8,473
Amortization of acquisition-related intangibles	1,612	1,916	3,093	3,919
Total costs and expenses	87,327	83,616	177,926	163,629
Income (loss) from operations	(5,495)	12,948	2,632	35,866
Interest income	608	762	1,372	1,951
Other income (expense), net	-	1,075	785	(5,481)
Income (loss) before income taxes	(4,887)	14,785	4,789	32,336
Income tax expense (benefit)	(2,407)	3,016	302	7,247
Net income (loss)	$(2,480)	$11,769	$4,487	$25,089

Net income (loss) per share - basic	$(0.07)	$0.32	$0.12	$0.68
Net income (loss) per share - diluted	$(0.07)	$0.31	$0.12	$0.67
Shares used in per share calculation - basic	37,577	36,856	37,548	36,794
Shares used in per share calculation - diluted	37,577	37,781	38,345	37,361

Calculation of GAAP Diluted Net Income (Loss) Per Share

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
GAAP net income (loss)	$(2,480)	$11,769	$4,487	$25,089
Add back debt interest expense and issuance cost amortization, net of tax benefit	-	21	42	42
Adjusted net income (loss) for GAAP EPS calculation	$(2,480)	$11,790	$4,529	$25,131

Net income (loss) per share - diluted	$(0.07)	$0.31	$0.12	$0.67
Shares used in per share calculation - diluted	37,577	37,781	38,345	37,361

Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Six months ended June 30,
	2010	2009
Operating Activities:
Net income (loss)	$4,487	$25,089
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of acquisition-related intangibles	3,093	3,919
Change in accounts receivable allowance, net of acquisitions	1,769	96
Depreciation and amortization	11,576	8,473
Debt financing costs - write-off	-	5,208
Stock-based compensation expense	9,998	8,598
Excess tax benefits from stock-based compensation	(502)	(144)
Deferred and other income taxes	(231)	2,184
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	8,347	4,497
Prepaid and other assets	1,555	2,906
Accounts payable	(49,686)	1,301
Deferred revenue	(14)	2,299
Income tax payable	2,680	(3,504)
Other accrued liabilities	(15,264)	(14,406)
Net cash provided by (used in) operating activities	(22,192)	46,516

Investing Activities:
Purchases of investments	(33,155)	(3,153)
Sales of investments	20,150	17,100
Cash paid for acquisitions, net of cash received	(8,950)	(3,187)
Purchases of equipment and capitalized software	(10,291)	(19,396)
Net cash provided by (used in) investing activities	(32,246)	(8,636)

Financing Activities:
Cash paid for convertible senior notes	-	(186,660)
Exercise of stock options	866	7,432
Sales of common stock under employee stock purchase plan	1,138	1,336
Repurchase of restricted stock to satisfy tax withholding obligation	(3,119)	(511)
Excess tax benefits from stock-based compensation	502	144
Net cash provided by (used in) financing activities	(613)	(178,259)
Effect of exchange rate changes on cash	(25,866)	433
Net increase (decrease) in cash and cash equivalents	(80,917)	(139,946)
Cash and cash equivalents, beginning of period	392,704	490,335
Cash and cash equivalents, end of period	$311,787	$350,389

Cash paid for interest on convertible senior notes	$55	$1,219

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
Calculation of non-GAAP Diluted Net Income (Loss) Per Share

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009
GAAP pre-tax income (loss)	$17,551	$14,785	$15,384	$14,076	$61,796
Add back debt financing costs on convertible notes	5,208	-	-	-	5,208
Add back amortization of acquisition-related intangibles	2,003	1,916	1,800	1,842	7,561
Add back stock-based compensation expense	3,711	4,887	4,658	5,014	18,270
Non-GAAP pre-tax income (loss)	28,473	21,588	21,842	20,932	92,835
Income tax expense @ 27%	7,688	5,828	5,897	5,652	25,065
Non-GAAP net income (loss)	$20,785	$15,760	$15,945	$15,280	$67,770

Non-GAAP net income (loss) per share - diluted	$0.56	$0.42	$0.42	$0.40	$1.80

Shares used in per share calculation - diluted	37,227	37,781	38,093	38,026	37,704

	Three months ended				Six months ended
	March 31,	June 30,			June 30,
	2010	2010			2010
GAAP pre-tax income (loss)	$9,676	$(4,887)			$4,789
Add back amortization of acquisition-related intangibles	1,481	1,612			3,093
Add back stock-based compensation expense	4,476	5,522			9,998
Add back restructuring related costs	-	1,870			1,870
Non-GAAP pre-tax income (loss)	15,633	4,117			19,750
Income tax expense @ 27%	4,221	1,112			5,333
Non-GAAP net income (loss)	$11,412	$3,005			$14,417

Non-GAAP net income (loss) per share - diluted	$0.30	$0.08			0.38

Shares used in per share calculation - diluted	38,220	38,351			38,345

Breakdown of stock-based compensation expense
	Three months ended				Six months ended
	March 31,	June 30,			June 30,
	2010	2010			2010
Direct cost of services	$138	$161			$299
Network and infrastructure	198	270			468
Sales and marketing	1,373	1,876			3,249
Product research and development	725	908			1,633
General and administrative	2,042	2,307			4,349
Total	$4,476	$5,522			$9,998

Non-GAAP Guidance Reconciliation
	Q3 - 2010 Guidance
Expected GAAP net income (loss) per share - diluted	$(0.02)
Add back amortization of acquisition-related costs	0.05
Add back stock-based compensation expense	0.14
Add back restructuring related costs	0.01
Tax variability	(0.05)
Expected non-GAAP diluted net income (loss) per share	$0.13

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-1234, ext. 38396
Senior Director, Public Relations
gdyrek@digitalriver.com